UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2018 (August 7, 2018)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (801) 447-3000
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2018, Vista Outdoor Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved a proposal to amend the Company’s amended and restated Certificate of Incorporation to declassify the board of directors (the “Board”) over a three-year period, provide for the annual election of all directors at the 2021 annual meeting of stockholders and make certain conforming and technical changes to the Company’s Certificate of Incorporation (the “Amendment”). The Amendment was previously approved by the Board, subject to stockholder approval. The Company filed the Amendment with the Delaware Secretary of State on August 7, 2018, and it became effective immediately upon filing.

Pursuant to the terms of the Amended and Restated Certificate of Incorporation, as amended by the Amendment (the “Amended Certificate of Incorporation”), the three-year term for the Class II directors elected at the 2016 annual meeting of stockholders will expire as originally scheduled at the 2019 annual meeting of stockholders, the three-year term for the Class III directors elected at the 2017 annual meeting of stockholders will expire as originally scheduled at the 2020 annual meeting of stockholders, and the three-year term for the Class I directors elected at Annual Meeting will expire at the 2021 annual meeting of stockholders. Director nominees standing for election at the Company’s 2019 annual meeting of stockholders and each annual meeting of stockholders thereafter will be elected to serve a one-year term. Beginning with the 2021 annual meeting of stockholders, the phase-in will be complete, all directors will stand for annual elections and the Board will no longer be divided into classes.

In addition, pursuant to the terms of the Amended Certificate of Incorporation, any director elected to serve on the Board at the 2019 annual meeting of stockholders or thereafter may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Also on August 7, 2018, the Board of Directors approved the amendment and restatement of the Company’s Bylaws (as so amended and restated, the “Amended and Restated Bylaws”) to reflect the declassification of the Board and make other conforming amendments.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference. Additionally, a copy of the Amended and Restated Bylaws marked to show changes to the former amended and restated Bylaws is included as Exhibit 3.2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Set forth below are the number of votes cast for and against or withheld (as applicable) each matter as well as the number of abstentions and broker non-votes with respect to each matter:

	Votes For	Against	Votes Withheld	Broker Non-Votes
(1) Election of Directors
Michael Callahan	45,451,170	810,530	35,518	4,539,825
Robert Tarola	45,525,032	740,885	31,301	4,539,825

	Votes For	Against	Abstain	Broker Non-Votes
(2) Advisory Vote on 2018 Named Executive Officer Compensation	22,906,605	23,333,421	57,192	4,539,825

	Votes For	Against	Abstain
(3) Ratification of the Appointment of Deloitte & Touche LLP	50,659,580	124,761	52,702

	Votes For	Against	Abstain	Broker Non-Votes
(4) Amendment Vista Outdoor's certificate of incorporation to declassify the Board of Directors	45,827,735	410,244	59,239	4,539,825

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Vista Outdoor Inc. Amended and Restated Certificate of Incorporation.
3.2	Vista Outdoor Inc. Amended and Restated Bylaws.
3.2.1	Vista Outdoor Inc. Amended and Restated Bylaws (marked to show changes).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.
By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: August 10, 2018